Free Writing Prospectus	Filed Pursuant to Rule 433
(To the Prospectus dated February 10, 2009, and	Registration No. 333-145845
the Prospectus Supplement dated March 1, 2010)
August 9, 2010

BARCLAYS BANK PLC

Barclays Reverse Convertible NotesSM	All Asset Classes and Structures Under One RoofSM

Terms used in this free writing prospectus are described or defined in the prospectus supplement. The reverse convertible notes (the “Notes”) offered will have the terms described in the prospectus supplement and the prospectus, as supplemented by this free writing prospectus. THE NOTES DO NOT GUARANTEE ANY RETURN OF PRINCIPAL AT MATURITY.

Each reference asset below is in the form of a linked share and represents a separate Note offering. The purchaser of a Note will acquire a security linked to a single linked share (not a basket or index of linked shares). The following terms relate to each separate Note offering:

•	Issuer: Barclays Bank PLC

•	Issue date: August 31, 2010

•	Initial valuation date: August 26, 2010

•	Final valuation date: February 23, 2011

•	Maturity date: February 28, 2011

•	Initial price: Closing price of the linked share on the initial valuation date.

•	Final price: Closing price of the linked share on the final valuation date.

•	Protection price: The protection level multiplied by the initial price, rounded to the nearest cent as appropriate.
•	Interest payment dates: Paid monthly in arrears on the same day of the month as the issue date and calculated on a 30/360 basis, commencing on the month following the issue date.

•	Public Offering Price: Variable Price Re-offers**

•	Tax allocation of coupon rate:

Deposit income*: TBD

Put premium: The coupon rate minus the deposit income.

The following terms relate to the specific Note offering for each respective linked share:

Linked Share	Initial Share Price	Page Number	Ticker Symbol	Principal Amount	Coupon Rate*	Protection Level	Aggregate Proceeds to Issuer**	Note Issuance#	CUSIP/ISIN
Arch Coal, Inc.	TBD	FWP-8	ACI	TBD	10.300%	75.0%	TBD	E-5836	06740PKV7/ US06740PKV75
Peabody Energy Corporation	TBD	FWP-10	BTU	TBD	10.000%	80.0%	TBD	E-5837	06740PKW5/ US06740PKW58
Bucyrus International, Inc.	TBD	FWP-12	BUCY	TBD	11.500%	75.0%	TBD	E-5838	06740PKX3/ US06740PKX32
Delta Airlines, Inc.	TBD	FWP-14	DAL	TBD	14.300%	75.0%	TBD	E-5839	06740PKY1/ US06740PKY15
Freeport-McMoRan Copper & Gold Inc.	TBD	FWP-16	FCX	TBD	10.000%	80.0%	TBD	E-5840	06740PKZ8/ US06740PKZ89
Fifth Third Bancorp	TBD	FWP-18	FITB	TBD	10.800%	75.0%	TBD	E-5841	06740PLA2/ US06740PLA20
Frontier Oil Corporation	TBD	FWP-20	FTO	TBD	9.000%	80.0%	TBD	E-5842	06740PLB0/ US06740PLB03
Genworth Fiancnia, Inc.	TBD	FWP-22	GNW	TBD	11.500%	70.0%	TBD	E-5843	06740PLC8/ US06740PLC85
The Goodyear Tire & Rubber Company	TBD	FWP-24	GT	TBD	11.600%	75.0%	TBD	E-5844	06740PLD6/ US06740PLD68
Interoil Corporation	TBD	FWP-26	IOC	TBD	16.250%	70.0%	TBD	E-5845	06740PLE4/ US06740PLE42
Joy Global Inc.	TBD	FWP-28	JOYG	TBD	10.500%	75.0%	TBD	E-5846	06740PLF1/ US06740PLF17
Lincoln National Corp.	TBD	FWP-30	LNC	TBD	10.000%	75.0%	TBD	E-5847	06740PLG9/ US06740PLG99
Las Vegas Sands Corp.	TBD	FWP-32	LVS	TBD	15.500%	75.0%	TBD	E-5848	06740PLH7/ US06740PLH72
Massey Energy Company	TBD	FWP-34	MEE	TBD	13.000%	75.0%	TBD	E-5849	06740PLJ3/ US06740PLJ39
Patriot Coal Corporation	TBD	FWP-36	PCX	TBD	15.000%	65.0%	TBD	E-5850	06740PLK0/ US06740PLK02
Terex Corporation	TBD	FWP-38	TEX	TBD	12.100%	75.0%	TBD	E-5851	06740PLL8/ US06740PLL84
Titanium Metals Corporation	TBD	FWP-40	TIE	TBD	11.100%	75.0%	TBD	E-5852	06740PLM6/ US06740PLM67
TRW Automotive Holdings Corp.	TBD	FWP-42	TRW	TBD	11.000%	75.0%	TBD	E-5853	06740PLN4/ US06740PLN41
Wynn Resorts, Limited	TBD	FWP-43	WYNN	TBD	10.500%	75.0%	TBD	E-5854	06740PLP9/ US06740PLP98
United States Steel Corporation	TBD	FWP-45	X	TBD	10.500%	75.0%	TBD	E-5855	06740PLQ7/ US06740PLQ71
Zions Bancorporation	TBD	FWP-47	ZION	TBD	11.000%	75.0%	TBD	E-5856	06740PLR5/ US06740PLR54

*	Annualized Rate
**	Barclays Capital Inc. has agreed to purchase the Notes from us at 100% of the principal amount minus a commission equal to $[—] per $1,000 principal amount, or [—]%, resulting in aggregate proceeds to Barclays Bank PLC with respect to each Note offering as indicated in the table above. Barclays Capital Inc. proposes to offer the Notes from time to time for sale in negotiated transactions, or otherwise, at varying prices to be determined at the time of each sale. Barclays Capital Inc. may also use all or a portion of its commissions on the Notes to pay selling concessions or fees to other dealers.

See “Risk Factors” in this free writing prospectus and beginning on page S-5 of the prospectus supplement for a description of risks relating to an investment in the Notes.

The Notes will not be listed on any U.S. securities exchange or quotation system. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this free writing prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The Notes constitute our direct, unconditional, unsecured and unsubordinated obligations and are not deposit liabilities of Barclays Bank PLC and are not insured by the U.S. Federal Deposit Insurance Corporation or any other governmental agency of the United States, the United Kingdom or any other jurisdiction.

Barclays Bank PLC has filed a registration statement (including a prospectus) with the U.S. Securities and Exchange Commission (“SEC”) for the offering to which this communication relates. Before you invest, you should read the prospectus dated February 10, 2009, the prospectus supplement dated March 1, 2010, and other documents Barclays Bank PLC has filed with the SEC for more complete information about Barclays Bank PLC and this offering. Buyers should rely upon the prospectus, prospectus supplement and any relevant free writing prospectus or pricing supplement for complete details. You may get these documents and other documents Barclays Bank PLC has filed for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, Barclays Bank PLC or any agent or dealer participating in this offering will arrange to send you the prospectus, the prospectus supplement, the pricing supplement and this free writing prospectus if you request it by calling your Barclays Bank PLC sales representative, such dealer or 1-888-227-2275 (Extension 2-3430). A copy of the prospectus may be obtained from Barclays Capital Inc., 745 Seventh Avenue—Attn: US InvSol Support, New York, NY 10019.

GENERAL TERMS FOR EACH NOTES OFFERING

This free writing prospectus relates to separate Note offerings, each linked to a different linked share. The purchaser of a Note will acquire a security linked to a single linked share (not to a basket or index of linked shares) identified on the cover page. You may participate in any one of the Notes offerings or, at your election, in more than one. We reserve the right to withdraw, cancel or modify any offering and to reject orders in whole or in part. Although each Note offering relates only to the individual linked share identified on the cover page, you should not construe that fact as a recommendation as to the merits of acquiring an investment linked to any of those linked shares or as to the suitability of an investment in the Notes.

You should read this document together with the prospectus and the prospectus supplement. You should carefully consider, among other things, the matters set forth in “Risk Factors” in the prospectus supplement, as the Notes involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisers before you invest in the Notes. The prospectus and the prospectus supplement may be accessed on the SEC website at www.sec.gov as follows:

Prospectus dated February 10, 2009:

http://www.sec.gov/Archives/edgar/data/312070/000119312509023285/dposasr.htm

Prospectus Supplement dated March 1, 2010:

http://www.sec.gov/Archives/edgar/data/312070/000119312510043357/d424b3.htm

RISK FACTORS

We urge you to read the section “Risk Factors” beginning on page S-5 of the prospectus supplement as the following highlights some, but not all, of the risk considerations relevant to investing in the Notes. In particular we urge you to read the risk factors discussed under the following headings:

•	“Risk Factors—Risks Relating to All Securities”;

•

“Risk Factors—Additional Risks Relating to Securities with Reference Assets That Are Equity Securities or Shares or Other Interests in Exchange-Traded Funds, That Contain Equity Securities or Shares or Other Interests in Exchange-Traded Funds or That Are Based in Part on Equity Securities or Shares or Other Interests in Exchange-Traded Funds”;

•	“Risk Factors—Additional Risks Relating to Notes Which Are Not Fully Principal Protected or Are Partially Protected or Contingently Protected”; and

•	“Risk Factors—Additional Risks Relating to Securities with a Barrier Percentage or a Barrier Level”.

Credit of Issuer—The Notes are senior unsecured debt obligations of the issuer, Barclays Bank PLC and are not, either directly or indirectly, an obligation of any third party. Any payment to be made on the Notes depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. In the event Barclays Bank PLC were to default on its obligations, you may not receive any amounts owed to you under the terms of the Notes.

Suitability of Notes for Investment—You should reach a decision to invest in the Notes after carefully considering, with your advisors, the suitability of the Notes in light of your investment objectives and the specific information set out in this free writing prospectus, the applicable pricing supplement, the prospectus supplement and the prospectus. Neither the Issuer nor any dealer participating in the offering makes any recommendation as to the suitability of the Notes for investment.

No Principal Protection—The principal amount of your investment is not protected and you may receive less, and possibly significantly less, than the amount you invest.

Return Limited to Coupon—Your return is limited to the coupon payments. You will not participate in any appreciation in the price of the linked share.

No Secondary Market—Upon issuance, the Notes will not have an established trading market.

Market Disruption Events and Adjustments—The calculation agent may adjust any variable described in this free writing prospectus, including but not limited to the final valuation date, the initial price, the final price, the protection level, the protection price, the physical delivery amount and any combination thereof as described in the following sections of the accompanying prospectus supplement.

FWP-2

•

For a description of what constitutes a market disruption event and the consequences thereof, see “Reference Assets—Equity Securities—Market Disruption Events Relating to Securities with an Equity Security as the Reference Asset” with respect to linked shares that are equity securities and “Reference Assets—Exchange-Traded Funds—Market Disruption Events for Securities with the Reference Asset Comprised of Shares or Other Interests in an Exchange-Traded Fund or Exchange-Traded Funds” with respect to linked shares that are exchange-traded funds; and

•

For a description of further adjustments that may affect the linked share, see “Reference Assets—Equity Securities—Share Adjustments Relating to Securities with an Equity Security as the Reference Asset” with respect to linked shares that are equity securities and “Reference Assets—Exchange-Traded Funds—Adjustments Relating to Securities with the Reference Asset Comprised of an Exchange-Traded Fund or Exchange-Traded Funds” with respect to linked shares that are exchange-traded funds.

Taxes—We intend to treat each Note as a put option written by you in respect of the reference asset and a deposit with us of cash in an amount equal to the principal amount of the Note to secure your potential obligation under the put option. Pursuant to the terms of the Notes, you agree to treat the Notes in accordance with this characterization for all U.S. federal income tax purposes. However, because there are no regulations, published rulings or judicial decisions addressing the characterization for U.S. federal income tax purposes of securities with terms that are substantially the same as those of the Notes, other characterizations and treatments are possible. See “Certain U.S. Federal Income Tax Considerations” below.

SUMMARY

Principal Payment at Maturity

A $1,000 investment in the Notes will pay $1,000 at maturity unless: (a) the final price of the linked shares is lower than the initial price of the linked shares; and (b) between the initial valuation date and the final valuation date, inclusive, the closing price of the linked shares on any day is below the protection price.

If the conditions described in (a) and (b) are both true, at maturity you will receive, at our election, instead of the full principal amount of your Notes, either (i) the physical delivery amount (fractional shares to be paid in cash in an amount equal to the fractional shares multiplied by the final price), or (ii) a cash amount equal to the principal amount you invested reduced by the percentage decrease in the price of the linked share.

If you receive shares of the linked shares in lieu of the principal amount of your Notes at maturity, the value of your investment will approximately equal the market value of the shares of the linked shares you receive, which could be substantially less than the value of your original investment. You may lose some or all of your principal if you invest in the Notes.

Interest

The Notes will bear interest, if any, from the issue date specified on the front cover at the coupon rate specified on the front cover of this free writing prospectus. The interest paid, if any, will include interest accrued from the issue date or the prior interest payment date, as the case may be, to, but excluding, the relevant interest payment date or maturity date. No interest will accrue and be payable on your Notes after the maturity date specified on the front cover if such maturity date is extended or if the final valuation date is extended. A “business day” is any day that is a Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which the banking institutions in New York City or London, generally, are authorized or obligated by law, regulation or executive order to close. See generally “Interest Mechanics” in the prospectus supplement.

Physical Delivery Amount

The physical delivery amount will be calculated by the calculation agent by dividing the principal amount of your Notes by the initial price of the linked shares. The physical delivery amount, the initial price of the linked shares and other amounts may change due to stock splits or other corporate actions. See “Reference Assets—Equity Securities—Share Adjustments Relating to Securities with an Equity Security as the Reference Asset” in the accompanying prospectus supplement.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

You should carefully consider, among other things, the matters set forth in “Certain U.S. Federal Income Tax Considerations” in the prospectus supplement. The following discussion summarizes certain of the material U.S. federal income tax consequences of the purchase, beneficial ownership, and disposition of Notes.

FWP-3

There are no statutory provisions, regulations, published rulings or judicial decisions addressing the characterization for U.S. federal income tax purposes of securities with terms that are substantially the same as those of the Notes. Under one reasonable approach, each Note should be treated as a put option written by you (the “Put Option”) that permits us to (1) sell the reference asset to you at maturity for an amount equal to the Deposit (as defined below), plus any accrued and unpaid interest, acquisition discount and/or original issue discount on the Deposit, or (2) “cash settle” the Put Option (i.e., require you to pay to us at maturity the difference between the Deposit (plus any accrued and unpaid interest, acquisition discount, and/or original issue discount on the Deposit) and the value of the reference asset at such time), and a deposit with us of cash in an amount equal to the “issue price” or purchase price of your Note (the “Deposit”) to secure your potential obligation under the Put Option. We intend to treat the Notes consistent with this approach. However, other reasonable approaches are possible. Pursuant to the terms of the Notes, you agree to treat the Notes as cash deposits and put options with respect to the reference asset for all U.S. federal income tax purposes. Because the term of the Notes is less than one year, we intend to treat the Deposits as “short-term debt instruments” for U.S. federal income tax purposes. Please see the discussion under the heading “Certain U.S. Federal Income Tax Considerations—U.S. Federal Income Tax Treatment of the Notes as Indebtedness for U.S. Federal Income Tax Purposes—Short-Term Obligations” in the accompanying prospectus supplement for certain U.S. federal income tax considerations applicable to short-term obligations.

On the cover page we have determined the yield on the Deposit and the Put Premium, which are treated as described in the section of the accompanying prospectus supplement called “Certain U.S. Federal Income Tax Considerations—Certain Notes Treated as Deposits and Put Options”. In addition, we intend to treat any discount on the Notes as attributable to the Put Option, and therefore as if Put Premium equal to the discount is paid to the holder. However, the Internal Revenue Service (the “IRS”) could assert that any discount on the Notes should be attributable in whole or in part to the Deposit. Moreover, if the IRS were successful in asserting an alternative characterization for the Notes, the timing and character of income on the Notes might differ.

On December 7, 2007, the Internal Revenue Service released a notice that may affect the taxation of holders of certain notes (which may include the Notes). According to the notice, the Internal Revenue Service and the Treasury Department are actively considering whether a holder of such notes should be required to accrue ordinary income on a current basis, and they are seeking comments on the subject. It is not possible to determine what guidance they will ultimately issue, if any.

It is possible, however, that under such guidance, holders of such notes will ultimately be required to accrue income currently and this could be applied on a retroactive basis. The Internal Revenue Service and the Treasury Department are also considering other relevant issues, including whether additional gain or loss from such instruments should be treated as ordinary or capital, whether foreign holders of such instruments should be subject to withholding tax on any deemed income accruals, and whether the special “constructive ownership rules” of Section 1260 of the Internal Revenue Code (which are discussed further in the prospectus supplement) might be applied to such instruments. It is unclear whether any regulations or other guidance would apply to the Notes (possibly on a retroactive basis). Prospective investors are urged to consult their tax advisors regarding the notice and the possible effect to them of the issuance of regulations or other guidance that affects the federal income tax treatment of the Notes.

Holders that are individuals (and, to the extent provided in future regulations, entities) may be subject to reporting obligations applicable to certain foreign financial assets with respect to their Notes if the aggregate value of their Notes and their other “specified foreign financial assets” exceeds $50,000. Significant penalties can apply if a holder fails to disclose its specified foreign financial assets. This information reporting requirement is generally applicable for taxable years beginning after March 18, 2010. We urge you to consult your tax advisor with respect to this and other reporting obligations with respect to your Notes.

We do not plan to request a ruling from the IRS regarding the tax treatment of the Notes, and the IRS or a court may not agree with the tax treatment described in this free writing prospectus.

LINKED SHARE ISSUER AND LINKED SHARE INFORMATION

We urge you to read the following sections in the accompanying prospectus supplement: “Reference Assets—Equity Securities—Reference Asset Issuer and Reference Asset Information” with respect to linked shares that are equity securities and “Reference Assets—Exchange-Traded Funds—Reference Asset Investment Company and Reference Asset Information” with respect to linked shares that are

FWP-4

exchange-traded funds. Companies with securities registered under the Securities Exchange Act of 1934, as amended, which is commonly referred to as the “Exchange Act”, and the Investment Company Act of 1940, as amended, which is commonly referred to as the “’40 Act”, are required to periodically file certain financial and other information specified by the SEC. Information provided to or filed with the SEC electronically can be accessed through a website maintained by the SEC. The address of the SEC’s website is http://www.sec.gov. Information provided to or filed with the SEC pursuant to the Exchange Act or the ’40 Act by a company issuing a linked share can be located by reference to the relevant linked share SEC file number specified below.

The summary information below regarding the companies issuing the linked shares comes from the issuers’ respective SEC filings and has not been independently verified by us. We do not make any representations as to the accuracy or completeness of such information or of any filings made by the issuers of the linked shares with the SEC. You are urged to refer to the SEC filings made by the relevant issuer and to other publicly available information (such as the issuer’s annual report) to obtain an understanding of the issuer’s business and financial prospects. The summary information contained below is not designed to be, and should not be interpreted as, an effort to present information regarding the financial prospects of any issuer or any trends, events or other factors that may have a positive or negative influence on those prospects or as an endorsement of any particular issuer.

Description of Hypothetical Examples

Each linked share described below contains a Table of Hypothetical Values at Maturity, based on the assumptions outlined for each linked share, which demonstrates the return that you would have earned from (i) an investment in the Notes compared to (ii) a direct investment in the linked shares, based on certain percentage changes between the initial price and final price of the linked shares (prior to the deduction of any applicable brokerage fees or charges).

In each Table of Hypothetical Values at Maturity some amounts are rounded and actual returns may be different. The following is a general description of how the hypothetical values in each table were determined.

On the final valuation date, the final price of the linked shares is determined.

If the final price of the linked shares is at or above its initial price, you will receive a payment at maturity of $1,000, regardless of whether the protection price was ever reached or breached during the term of the Notes.

If the final price of the linked shares is below its initial price but the closing price of the linked shares never fell below the protection price during the term of the Notes, you will receive a payment at maturity of $1,000.

If the final price of the linked shares is below its initial price and the closing price of the linked shares fell below the protection price during the term of the Notes, you will receive, at our election, either (a) a number of shares equal to the physical delivery amount, plus a cash amount equal to the fractional shares multiplied by the final price or (b) the cash amount equal to the principal amount that you invested reduced by the percentage decrease in the price of the linked shares.

In any case, you would also have received the applicable interest payments during the term of the Notes. Since the reinvestment rate for each coupon payment is assumed to be 0.00%, assuming no change in the closing price of the linked shares from the initial valuation date to the final valuation date, if the coupon yield on the Notes exceeds the dividend yield on the linked shares, the total return on the Notes would be higher relative to the total return of an investment in the linked shares.

If you had invested directly in the linked shares for the same period, you would have received total cash payments representing the number of shares of the linked shares you could have purchased with your $1,000 investment on the initial valuation date (assuming you could invest in fractional shares) multiplied by the final price of the linked shares. In addition, investors will realize a payment in respect of dividends which will equal the dividend yield multiplied by the $1,000 investment. Investors should realize that for purposes of these calculations the dividend yield is calculated as of the initial valuation date and is held constant regardless of the final price of the linked shares.

Since the reinvestment rate for any dividend payment is assumed to be 0.00%, assuming no change in the closing price of the linked shares from the initial valuation date to the final valuation date, if the coupon yield on the Notes was less than the dividend yield on the linked shares, the total return on the Notes would be lower relative to the total return of an investment in the linked shares.

In each instance, the percentage gain or loss from an investment in the Notes and a direct investment in the linked shares is set forth below in the Table of Hypothetical Values at Maturity.

FWP-5

SUPPLEMENTAL PLAN OF DISTRIBUTION

We will agree to sell to Barclays Capital Inc. (the “Agent”), and the Agent will agree to purchase from us, the principal amount of the Notes, and at the price, specified on the cover of the related pricing supplement, the document that will be filed pursuant to Rule 424(b) containing the final pricing terms of the Notes. The Agent will commit to take and pay for all of the Notes, if any are taken.

FWP-6

Arch Coal, Inc.

According to publicly available information, Arch Coal, Inc. (the “Company”) is a producer of coal in the United States. At December 31, 2009, the company operated 19 active mines located in each of the major low-sulfur coal-producing regions of the United States. The Company sells substantially all of its coal to power plants, steel mills and industrial facilities. For the year ended December 31, 2009, the Company sold approximately 126.1 million tons of coal, including approximately 7.5 million tons of coal purchased from third parties, fueling approximately 12.7% of all electricity generated in the United States. The locations of its mines enable the Company to ship coal to most of the major coal-fueled power plants in the United States.

The Company was organized in Delaware in 1969 as Arch Mineral Corporation.

The linked share’s SEC file number is 1-13105.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
September 30, 2004	$18.43	$15.05	$17.75
December 31, 2004	$19.50	$15.93	$17.77
March 31, 2005	$23.77	$16.60	$21.51
June 30, 2005	$27.88	$20.15	$27.24
September 30, 2005	$34.93	$25.65	$33.75
December 30, 2005	$41.10	$30.50	$39.75
March 31, 2006	$44.15	$34.31	$37.97
June 30, 2006	$56.45	$37.11	$42.37
September 29, 2006	$44.13	$25.88	$28.91
December 29, 2006	$37.02	$25.85	$30.03
March 30, 2007	$33.79	$27.18	$30.69
June 29, 2007	$42.08	$30.33	$34.80
September 28, 2007	$37.00	$27.76	$33.74
December 31, 2007	$45.21	$32.99	$44.93
March 31, 2008	$56.14	$32.98	$43.50
June 30, 2008	$77.38	$41.25	$75.03
September 30, 2008	$75.37	$27.91	$32.89
December 31, 2008	$32.58	$10.43	$16.29
March 31, 2009	$20.62	$11.77	$13.37
June 30, 2009	$19.94	$12.53	$15.37
September 30, 2009	$24.00	$13.01	$22.13
December 31, 2009	$25.86	$19.42	$22.25
March 31, 2010	$28.14	$20.07	$22.85
June 30, 2010	$28.51	$19.26	$19.81
August 5, 2010*	$26.10	$19.10	$25.96

*	High, low and closing prices are for the period starting July 1, 2010 and ending August 5, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: ACI

Initial price: $25.96

Protection level: 75.00%

Protection price: $19.47

Physical delivery amount: 38($1,000/Initial price)

Fractional shares: 0.520801

Coupon: 10.30% per annum

Maturity: February 28, 2011

Dividend yield: 1.42% per annum

Coupon amount monthly: $8.58

FWP-7

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	5.15%		100.71%
+ 90%	5.15%		90.71%
+ 80%	5.15%		80.71%
+ 70%	5.15%		70.71%
+ 60%	5.15%		60.71%
+ 50%	5.15%		50.71%
+ 40%	5.15%		40.71%
+ 30%	5.15%		30.71%
+ 20%	5.15%		20.71%
+ 10%	5.15%		10.71%
+ 5%	5.15%		5.71%

0%	5.15%		0.71%

	Protection Price Ever Breached?
	NO	YES
- 5%	5.15%	0.15%	-4.29%
- 10%	5.15%	-4.85%	-9.29%
- 20%	5.15%	-14.85%	-19.29%
- 30%	N/A	-24.85%	-29.29%
- 40%	N/A	-34.85%	-39.29%
- 50%	N/A	-44.85%	-49.29%
- 60%	N/A	-54.85%	-59.29%
- 70%	N/A	-64.85%	-69.29%
- 80%	N/A	-74.85%	-79.29%
- 90%	N/A	-84.85%	-89.29%
- 100%	N/A	-94.85%	-99.29%

FWP-8

Peabody Energy Corporation

According to publicly available information, Peabody Energy Corporation, a Delaware corporation (the “Company”), is a private-sector coal company. It was incorporated in 2001 and its history in the coal mining business dates back to 1883. It owns majority interests in 28 coal mining operations located in the U.S. and Australia. In addition to its mining operations, the Company’s markets, brokers and trades coal through its trading and brokerage segment. The Company has expanded its international trading group in recent years, most recently with the addition of a trading office in Singapore and a business development office in Indonesia.

The Company’s operations consist of four principal segments: its three mining segments and its trading and brokerage segment. Its three mining segments are Western U.S. Mining, Midwestern U.S. Mining and Australian Mining. Its fifth segment, corporate and other, includes mining and export/transportation joint ventures, energy-related commercial activities as well as the management of its coal reserve and real estate holdings through initiatives such as 1) participation in developing mine-mouth coal-fueled generating plants; 2) developing Btu Conversion technologies, which are designed to convert coal to natural gas and transportation fuels; and 3) advancing carbon capture and storage initiatives.

The linked share’s SEC file number is 001-16463.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
September 30, 2004	$14.14	$11.88	$13.93
December 31, 2004	$20.32	$12.64	$18.94
March 31, 2005	$23.83	$17.20	$21.70
June 30, 2005	$26.43	$18.42	$24.36
September 30, 2005	$40.26	$24.35	$39.49
December 30, 2005	$40.70	$33.10	$38.58
March 31, 2006	$49.15	$38.61	$47.20
June 30, 2006	$71.43	$43.83	$52.20
September 29, 2006	$56.00	$30.85	$34.43
December 29, 2006	$45.49	$31.88	$37.83
March 30, 2007	$41.76	$33.89	$37.67
June 29, 2007	$52.20	$37.41	$45.30
September 28, 2007	$47.74	$35.97	$44.82
December 31, 2007	$62.55	$44.49	$61.64
March 31, 2008	$63.96	$42.05	$51.00
June 30, 2008	$88.69	$49.38	$88.05
September 30, 2008	$88.26	$39.10	$45.00
December 31, 2008	$43.98	$16.01	$22.75
March 31, 2009	$30.95	$20.17	$25.04
June 30, 2009	$37.44	$23.64	$30.16
September 30, 2009	$41.54	$27.20	$37.22
December 31, 2009	$48.14	$34.54	$45.21
March 31, 2010	$51.94	$39.90	$45.70
June 30, 2010	$50.25	$34.91	$39.13
August 5, 2010*	$48.98	$38.08	$48.47

*	High, low and closing prices are for the period starting July 1, 2010 and ending August 5, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: BTU

Initial price: $48.47

Protection level: 80.00%

Protection price: $38.78

Physical delivery amount: 20($1,000/Initial price)

Fractional shares: 0.631318

Coupon: 10.00% per annum

Maturity: February 28, 2011

Dividend yield: 0.58% per annum

Coupon amount monthly: $8.33

FWP-9

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	5.00%		100.29%
+ 90%	5.00%		90.29%
+ 80%	5.00%		80.29%
+ 70%	5.00%		70.29%
+ 60%	5.00%		60.29%
+ 50%	5.00%		50.29%
+ 40%	5.00%		40.29%
+ 30%	5.00%		30.29%
+ 20%	5.00%		20.29%
+ 10%	5.00%		10.29%
+ 5%	5.00%		5.29%

0%	5.00%		0.29%

	Protection Price Ever Breached?
	NO	YES
- 5%	5.00%	0.00%	-4.71%
- 10%	5.00%	-5.00%	-9.71%
- 20%	5.00%	-15.00%	-19.71%
- 30%	N/A	-25.00%	-29.71%
- 40%	N/A	-35.00%	-39.71%
- 50%	N/A	-45.00%	-49.71%
- 60%	N/A	-55.00%	-59.71%
- 70%	N/A	-65.00%	-69.71%
- 80%	N/A	-75.00%	-79.71%
- 90%	N/A	-85.00%	-89.71%
- 100%	N/A	-95.00%	-99.71%

FWP-10

Bucyrus International, Inc.

According to publicly available information, Bucyrus International, Inc. (the “Company”) is a designer and manufacturer of high productivity mining equipment for the extraction of coal, copper, oil sands, iron ore and other minerals in major mining centers throughout the world. In addition to the manufacture of original equipment, the Company also provides the aftermarket replacement parts and service for this equipment. As of December 31, 2009, the size of the Company’s installed base of surface and mining original equipment was approximately $30.0 billion and $10 billion, with the acquisition of Terex Mining. The Company has manufacturing facilities in Australia, China, Germany, Poland and the United States and service and sales centers in Australia, Brazil, Canada, Chile, China, England, India, Mexico, Peru, Russia, South Africa and the United States.

The Company was incorporated in Delaware in 1927 as the successor to a business that began producing excavation machines in 1880.

The linked share’s SEC file number is 001-00871.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
September 30, 2004	$11.82	$6.72	$11.20
December 31, 2004	$14.09	$8.97	$13.55
March 31, 2005	$15.58	$11.56	$13.02
June 30, 2005	$13.25	$10.53	$12.66
September 30, 2005	$16.49	$11.64	$16.38
December 30, 2005	$18.08	$12.74	$17.57
March 31, 2006	$24.70	$17.30	$24.10
June 30, 2006	$30.36	$18.87	$25.25
September 29, 2006	$26.71	$19.28	$21.21
December 29, 2006	$26.06	$19.94	$25.88
March 30, 2007	$29.22	$22.32	$25.75
June 29, 2007	$36.43	$25.20	$35.39
September 28, 2007	$39.88	$28.42	$36.47
December 31, 2007	$52.18	$35.22	$49.70
March 31, 2008	$57.00	$33.66	$50.83
June 30, 2008	$79.50	$49.37	$73.02
September 30, 2008	$75.99	$36.53	$44.68
December 31, 2008	$44.50	$13.66	$18.52
March 31, 2009	$23.46	$10.62	$15.18
June 30, 2009	$34.32	$14.45	$28.56
September 30, 2009	$37.70	$23.62	$35.62
December 31, 2009	$59.95	$31.80	$56.37
March 31, 2010	$71.30	$47.81	$65.99
June 30, 2010	$74.16	$45.05	$47.45
August 5, 2010*	$64.14	$46.14	$63.32

*	High, low and closing prices are for the period starting July 1, 2010 and ending August 5, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: BUCY

Initial price: $63.32

Protection level: 75.00%

Protection price: $47.49

Physical delivery amount: 15($1,000/Initial price)

Fractional shares: 0.792798

Coupon: 11.50% per annum

Maturity: February 28, 2011

Dividend yield: 0.16% per annum

Coupon amount monthly: $9.58

FWP-11

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	5.75%		100.08%
+ 90%	5.75%		90.08%
+ 80%	5.75%		80.08%
+ 70%	5.75%		70.08%
+ 60%	5.75%		60.08%
+ 50%	5.75%		50.08%
+ 40%	5.75%		40.08%
+ 30%	5.75%		30.08%
+ 20%	5.75%		20.08%
+ 10%	5.75%		10.08%
+ 5%	5.75%		5.08%

0%	5.75%		0.08%

	Protection Price Ever Breached?
	NO	YES
- 5%	5.75%	0.75%	-4.92%
- 10%	5.75%	-4.25%	-9.92%
- 20%	5.75%	-14.25%	-19.92%
- 30%	N/A	-24.25%	-29.92%
- 40%	N/A	-34.25%	-39.92%
- 50%	N/A	-44.25%	-49.92%
- 60%	N/A	-54.25%	-59.92%
- 70%	N/A	-64.25%	-69.92%
- 80%	N/A	-74.25%	-79.92%
- 90%	N/A	-84.25%	-89.92%
- 100%	N/A	-94.25%	-99.92%

FWP-12

Delta Airlines, Inc.

According to publicly available information, Delta Airlines, Inc. (the “Company”) is an airline, providing scheduled air transportation for passengers and cargo throughout the United States and around the world. On December 31, 2009, Northwest Airlines Corporation merged with and into the Company. The Company is incorporated under the laws of Delaware. The Company’s global route network gives it a presence in major domestic and international markets around the world. The Company’s route network is centered around the hub system it operates at airports in Atlanta, Cincinnati, Detroit, Memphis, Minneapolis/St. Paul, New York-JFK, Salt Lake City, Paris-Charles de Gaulle, Amsterdam and Tokyo-Narita.

The linked share’s SEC file number is 001-05424.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
September 30, 2004	N/A	N/A	N/A
December 31, 2004	N/A	N/A	N/A
March 31, 2005	N/A	N/A	N/A
June 30, 2005	N/A	N/A	N/A
September 30, 2005	N/A	N/A	N/A
December 30, 2005	N/A	N/A	N/A
March 31, 2006	N/A	N/A	N/A
June 30, 2006	N/A	N/A	N/A
September 29, 2006	N/A	N/A	N/A
December 29, 2006	N/A	N/A	N/A
March 30, 2007	N/A	N/A	N/A
June 29, 2007	$23.25	$18.02	$19.70
September 28, 2007	$21.80	$14.94	$17.95
December 31, 2007	$21.10	$14.04	$14.89
March 31, 2008	$18.97	$7.94	$8.60
June 30, 2008	$10.75	$4.84	$5.70
September 30, 2008	$10.26	$4.00	$7.45
December 31, 2008	$11.90	$5.11	$11.46
March 31, 2009	$12.65	$3.52	$5.63
June 30, 2009	$8.27	$5.31	$5.79
September 30, 2009	$9.88	$5.56	$8.96
December 31, 2009	$12.08	$6.78	$11.38
March 31, 2010	$14.90	$10.93	$14.59
June 30, 2010	$14.94	$10.90	$11.75
August 5, 2010*	$12.80	$10.40	$11.80

*	High, low and closing prices are for the period starting July 1, 2010 and ending August 5, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: DAL

Initial price: $11.80

Protection level: 75.00%

Protection price: $8.85

Physical delivery amount: 84($1,000/Initial price)

Fractional shares: 0.745763

Coupon: 14.30% per annum

Maturity: February 28, 2011

Dividend yield: 0.00% per annum

Coupon amount monthly: $11.92

FWP-13

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	7.15%		100.00%
+ 90%	7.15%		90.00%
+ 80%	7.15%		80.00%
+ 70%	7.15%		70.00%
+ 60%	7.15%		60.00%
+ 50%	7.15%		50.00%
+ 40%	7.15%		40.00%
+ 30%	7.15%		30.00%
+ 20%	7.15%		20.00%
+ 10%	7.15%		10.00%
+ 5%	7.15%		5.00%

0%	7.15%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	7.15%	2.15%	-5.00%
- 10%	7.15%	-2.85%	-10.00%
- 20%	7.15%	-12.85%	-20.00%
- 30%	N/A	-22.85%	-30.00%
- 40%	N/A	-32.85%	-40.00%
- 50%	N/A	-42.85%	-50.00%
- 60%	N/A	-52.85%	-60.00%
- 70%	N/A	-62.85%	-70.00%
- 80%	N/A	-72.85%	-80.00%
- 90%	N/A	-82.85%	-90.00%
- 100%	N/A	-92.85%	-100.00%

FWP-14

Freeport-McMoRan Copper & Gold Inc.

According to publicly available information, Freeport-McMoRan Copper & Gold Inc. (the “Company”), is an international mining company with headquarters in Phoenix, Arizona. The Company’s activities include producing and maintaining reserves of copper, gold and molybdenum. Its portfolio of assets includes the Grasberg minerals district in Indonesia, which contains the largest single recoverable copper reserve and the largest single gold reserve of any mine in the world based on the latest available reserve data provided by third-party industry consultants; mining operations in North and South America; and the Tenke Fungurume minerals district in the Democratic Republic of Congo (DRC). The Company also operates Atlantic Copper, its wholly owned copper smelting and refining unit in Spain.

As a mining company, the Company’s principal assets are its reserves. At December 31, 2009, consolidated recoverable proven and probable reserves totaled 104.2 billion pounds of copper, 37.2 million ounces of gold, 2.59 billion pounds of molybdenum, 270.4 million ounces of silver and 0.78 billion pounds of cobalt. Approximately 33 percent of the Company’s copper reserves were in Indonesia, approximately 33 percent were in South America, approximately 26 percent were in North America and approximately eight percent were in Africa. Approximately 96 percent of the Company’s gold reserves were in Indonesia, with the majority of its remaining gold reserves located in South America. The Company’s molybdenum reserves are primarily in North America (approximately 80 percent), with its remaining molybdenum reserves in South America.

The Company’s mining revenues for 2009 include sales of copper (approximately 75 percent), gold (approximately 17 percent) and molybdenum (approximately five percent). The Company’s currently has six operating copper mines in North America, four in South America, the Grasberg minerals district in Indonesia and the Tenke Fungurume minerals district in the DRC. The Company also has one operating primary molybdenum mine in North America.

The linked share’s SEC file number is 001-11307-01.].

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
September 30, 2004	$42.13	$31.54	$40.50
December 31, 2004	$42.55	$33.98	$38.23
March 31, 2005	$43.90	$35.12	$39.61
June 30, 2005	$40.31	$31.52	$37.44
September 30, 2005	$49.48	$37.12	$48.59
December 30, 2005	$56.35	$43.80	$53.80
March 31, 2006	$64.99	$47.11	$59.77
June 30, 2006	$72.20	$43.10	$55.41
September 29, 2006	$62.29	$47.58	$53.26
December 29, 2006	$63.70	$47.60	$55.73
March 30, 2007	$67.19	$48.98	$66.19
June 29, 2007	$85.50	$65.62	$82.82
September 28, 2007	$110.48	$67.08	$104.89
December 31, 2007	$120.20	$85.71	$102.44
March 31, 2008	$107.37	$69.10	$96.22
June 30, 2008	$127.23	$93.00	$117.19
September 30, 2008	$117.08	$51.24	$56.85
December 31, 2008	$56.20	$15.70	$24.44
March 31, 2009	$43.45	$21.17	$38.11
June 30, 2009	$61.55	$36.60	$50.11
September 30, 2009	$73.43	$43.19	$68.61
December 31, 2009	$87.35	$63.01	$80.29
March 31, 2010	$90.55	$66.04	$83.54
June 30, 2010	$88.30	$58.24	$59.13
August 5, 2010*	$75.25	$56.71	$74.07

*	High, low and closing prices are for the period starting July 1, 2010 and ending August 5, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: FCX

Initial price: $74.07

Protection level: 80.00%

Protection price: $59.26

Physical delivery amount: 13($1,000/Initial price)

Fractional shares: 0.500743

Coupon: 10.00% per annum

Maturity: February 28, 2011

Dividend yield: 0.81% per annum

Coupon amount monthly: $8.33

FWP-15

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	5.00%		100.41%
+ 90%	5.00%		90.41%
+ 80%	5.00%		80.41%
+ 70%	5.00%		70.41%
+ 60%	5.00%		60.41%
+ 50%	5.00%		50.41%
+ 40%	5.00%		40.41%
+ 30%	5.00%		30.41%
+ 20%	5.00%		20.41%
+ 10%	5.00%		10.41%
+ 5%	5.00%		5.41%

0%	5.00%		0.41%

	Protection Price Ever Breached?
	NO	YES
- 5%	5.00%	0.00%	-4.59%
- 10%	5.00%	-5.00%	-9.59%
- 20%	5.00%	-15.00%	-19.59%
- 30%	N/A	-25.00%	-29.59%
- 40%	N/A	-35.00%	-39.59%
- 50%	N/A	-45.00%	-49.59%
- 60%	N/A	-55.00%	-59.59%
- 70%	N/A	-65.00%	-69.59%
- 80%	N/A	-75.00%	-79.59%
- 90%	N/A	-85.00%	-89.59%
- 100%	N/A	-95.00%	-99.59%

FWP-16

Fifth Third Barncorp

According to publicly available information, Fifth Third Bancorp (the “Company”) is a financial services company headquartered in Cincinnati, Ohio. The Company is a financial holding company under the Bank Holding Company Act of 1956, as amended. As of December 31, 2009, the Company operated 16 affiliates with 1,309 full-service Banking Centers including 103 Bank Mart® locations open seven days a week inside select grocery stores and 2,358 Jeanie® ATMs in the Midwestern and Southeastern regions of the United States. The Company’s subsidiaries provide financial products and services to the retail, commercial, financial, governmental, educational and medical sectors, including a variety of checking, savings and money market accounts, and credit products such as credit cards, instalment loans, mortgage loans and leases.

The linked share’s SEC file number is 001-33653.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
September 30, 2004	$54.07	$46.59	$49.22
December 31, 2004	$52.33	$45.33	$47.28
March 31, 2005	$48.12	$42.05	$42.98
June 30, 2005	$44.67	$40.25	$41.21
September 30, 2005	$43.99	$36.38	$36.73
December 30, 2005	$42.50	$35.04	$37.72
March 31, 2006	$41.43	$36.30	$39.36
June 30, 2006	$41.02	$35.86	$36.95
September 29, 2006	$40.18	$35.95	$38.08
December 29, 2006	$41.56	$37.75	$40.93
March 30, 2007	$41.41	$37.93	$38.69
June 29, 2007	$43.32	$37.88	$39.77
September 28, 2007	$41.17	$33.60	$33.88
December 31, 2007	$35.33	$24.82	$25.13
March 31, 2008	$28.58	$20.25	$20.92
June 30, 2008	$23.75	$8.96	$10.18
September 30, 2008	$21.00	$7.96	$11.90
December 31, 2008	$14.75	$6.33	$8.26
March 31, 2009	$8.65	$1.01	$2.92
June 30, 2009	$9.15	$2.50	$7.10
September 30, 2009	$11.20	$6.34	$10.13
December 31, 2009	$10.90	$8.76	$9.75
March 31, 2010	$14.04	$9.82	$13.59
June 30, 2010	$15.95	$12.00	$12.29
August 5, 2010*	$13.81	$11.26	$13.06

*	High, low and closing prices are for the period starting July 1, 2010 and ending August 5, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: FITB

Initial price: $13.06

Protection level: 75.00%

Protection price: $9.80

Physical delivery amount: 76($1,000/Initial price)

Fractional shares: 0.569678

Coupon: 10.80% per annum

Maturity: February 28, 2011

Dividend yield: 0.32% per annum

Coupon amount monthly: $9.00

FWP-17

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	5.40%		100.16%
+ 90%	5.40%		90.16%
+ 80%	5.40%		80.16%
+ 70%	5.40%		70.16%
+ 60%	5.40%		60.16%
+ 50%	5.40%		50.16%
+ 40%	5.40%		40.16%
+ 30%	5.40%		30.16%
+ 20%	5.40%		20.16%
+ 10%	5.40%		10.16%
+ 5%	5.40%		5.16%

0%	5.40%		0.16%

	Protection Price Ever Breached?
	NO	YES
- 5%	5.40%	0.40%	-4.84%
- 10%	5.40%	-4.60%	-9.84%
- 20%	5.40%	-14.60%	-19.84%
- 30%	N/A	-24.60%	-29.84%
- 40%	N/A	-34.60%	-39.84%
- 50%	N/A	-44.60%	-49.84%
- 60%	N/A	-54.60%	-59.84%
- 70%	N/A	-64.60%	-69.84%
- 80%	N/A	-74.60%	-79.84%
- 90%	N/A	-84.60%	-89.84%
- 100%	N/A	-94.60%	-99.84%

FWP-18

Frontier Oil Corporation

According to publicly available information, Frontier Oil Corporation (the “Company”) is an independent energy company, organized in the state of Wyoming in 1977, and is engaged in crude oil refining and the wholesale marketing of refined petroleum products. As of December 31, 2009, the Company operated refineries in Cheyenne, Wyoming and El Dorado, Kansas with a total annual average crude oil capacity of approximately 182,000 barrels per day. The Company’s marketing efforts are primarily focused in the Rocky Mountain region and the Plains States. As of December 31, 2009, the Company employed 843 full-time employees.

The linked share’s SEC file number is 001-07627.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
September 30, 2004	$5.93	$4.56	$5.90
December 31, 2004	$6.73	$5.56	$6.67
March 31, 2005	$9.23	$5.98	$9.07
June 30, 2005	$14.91	$9.23	$14.68
September 30, 2005	$23.04	$13.42	$22.18
December 30, 2005	$22.94	$15.78	$18.77
March 31, 2006	$30.53	$19.02	$29.68
June 30, 2006	$32.95	$23.75	$32.40
September 29, 2006	$37.60	$24.33	$26.58
December 29, 2006	$32.99	$24.01	$28.74
March 30, 2007	$33.75	$25.47	$32.64
June 29, 2007	$45.75	$31.96	$43.77
September 28, 2007	$49.10	$31.61	$41.64
December 31, 2007	$49.11	$39.54	$40.58
March 31, 2008	$41.00	$25.23	$27.26
June 30, 2008	$32.99	$23.03	$23.91
September 30, 2008	$24.26	$16.50	$18.42
December 31, 2008	$18.36	$7.51	$12.63
March 31, 2009	$16.84	$11.80	$12.79
June 30, 2009	$18.40	$12.09	$13.11
September 30, 2009	$15.15	$12.01	$13.92
December 31, 2009	$16.54	$11.03	$12.04
March 31, 2010	$14.77	$12.11	$13.50
June 30, 2010	$15.70	$12.76	$13.45
August 5, 2010*	$13.46	$11.96	$13.04

*	High, low and closing prices are for the period starting July 1, 2010 and ending August 5, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: FTO

Initial price: $13.04

Protection level: 80.00%

Protection price: $10.43

Physical delivery amount: 76($1,000/Initial price)

Fractional shares: 0.687117

Coupon: 9.00% per annum

Maturity: February 28, 2011

Dividend yield: 0.93% per annum

Coupon amount monthly: $7.50

FWP-19

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	4.50%		100.47%
+ 90%	4.50%		90.47%
+ 80%	4.50%		80.47%
+ 70%	4.50%		70.47%
+ 60%	4.50%		60.47%
+ 50%	4.50%		50.47%
+ 40%	4.50%		40.47%
+ 30%	4.50%		30.47%
+ 20%	4.50%		20.47%
+ 10%	4.50%		10.47%
+ 5%	4.50%		5.47%

0%	4.50%		0.47%

	Protection Price Ever Breached?
	NO	YES
- 5%	4.50%	-0.50%	-4.53%
- 10%	4.50%	-5.50%	-9.53%
- 20%	4.50%	-15.50%	-19.53%
- 30%	N/A	-25.50%	-29.53%
- 40%	N/A	-35.50%	-39.53%
- 50%	N/A	-45.50%	-49.53%
- 60%	N/A	-55.50%	-59.53%
- 70%	N/A	-65.50%	-69.53%
- 80%	N/A	-75.50%	-79.53%
- 90%	N/A	-85.50%	-89.53%
- 100%	N/A	-95.50%	-99.53%

FWP-20

Genworth Financial, Inc.

According to publicly available information, Genworth Financial, Inc. (the “Company”) is a financial security company that provides insurance, wealth management, investment and financial solutions to more than 15 million customers, with a presence in more than 25 countries. Genworth was incorporated in Delaware in 2003 in preparation for an initial public offering of Genworth common stock, which was completed on May 28, 2004. The Company is headquartered in Richmond, Virginia and has approximately 6,000 employees.

As of December 31, 2009, it had the following operating segments: Retirement and Protection (protection, wealth management and retirement income products); International (mortgage insurance products in Canada, Australia, Mexico and multiple European countries); and U.S. Mortgage Insurance (mortgage insurance products predominantly insuring prime-based, individually underwritten residential mortgage loans, also known as flow mortgage insurance). Additionally, the Company offers services, analytical tools and technology.

The linked share’s SEC file number is 001-32195.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
September 30, 2004	$23.99	$20.75	$23.30
December 31, 2004	$27.84	$22.77	$27.00
March 31, 2005	$29.74	$25.72	$27.52
June 30, 2005	$31.00	$26.80	$30.23
September 30, 2005	$33.49	$29.27	$32.24
December 30, 2005	$35.25	$29.73	$34.58
March 31, 2006	$35.13	$31.54	$33.43
June 30, 2006	$35.22	$31.00	$34.84
September 29, 2006	$36.37	$32.96	$35.01
December 29, 2006	$36.47	$32.18	$34.21
March 30, 2007	$37.16	$33.69	$34.94
June 29, 2007	$37.00	$34.05	$34.40
September 28, 2007	$35.20	$26.50	$30.73
December 31, 2007	$31.99	$23.26	$25.45
March 31, 2008	$25.57	$19.75	$22.64
June 30, 2008	$24.88	$17.70	$17.81
September 30, 2008	$19.60	$3.51	$8.61
December 31, 2008	$8.32	$0.71	$2.83
March 31, 2009	$3.38	$0.78	$1.90
June 30, 2009	$7.41	$1.76	$6.99
September 30, 2009	$13.68	$5.02	$11.95
December 31, 2009	$12.40	$8.38	$11.35
March 31, 2010	$18.70	$11.52	$18.34
June 30, 2010	$19.36	$12.98	$13.07
August 5, 2010*	$16.10	$12.39	$13.24

*	High, low and closing prices are for the period starting July 1, 2010 and ending August 5, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: GNW

Initial price: $13.24

Protection level: 70.00%

Protection price: $9.27

Physical delivery amount: 75($1,000/Initial price)

Fractional shares: 0.528701

Coupon: 11.50% per annum

Maturity: February 28, 2011

Dividend yield: 0.00% per annum

Coupon amount monthly: $9.58

FWP-21

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	5.75%		100.00%
+ 90%	5.75%		90.00%
+ 80%	5.75%		80.00%
+ 70%	5.75%		70.00%
+ 60%	5.75%		60.00%
+ 50%	5.75%		50.00%
+ 40%	5.75%		40.00%
+ 30%	5.75%		30.00%
+ 20%	5.75%		20.00%
+ 10%	5.75%		10.00%
+ 5%	5.75%		5.00%

0%	5.75%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	5.75%	0.75%	-5.00%
- 10%	5.75%	-4.25%	-10.00%
- 20%	5.75%	-14.25%	-20.00%
- 30%	5.75%	-24.25%	-30.00%
- 40%	N/A	-34.25%	-40.00%
- 50%	N/A	-44.25%	-50.00%
- 60%	N/A	-54.25%	-60.00%
- 70%	N/A	-64.25%	-70.00%
- 80%	N/A	-74.25%	-80.00%
- 90%	N/A	-84.25%	-90.00%
- 100%	N/A	-94.25%	-100.00%

FWP-22

The Goodyear Tire & Rubber Company

According to publicly available information, the Goodyear Tire & Rubber Company (the “Company”) is an Ohio corporation organized in 1898. Its principal offices are located at 1144 East Market Street, Akron, Ohio 44316-0001. As of December 31, 2009, the Company’s net sales were approximately $16.3 billion and it had a net loss in 2009 of $375 million. Together with its U.S. and international subsidiaries and joint ventures, the Company develops, manufactures, markets and distributes tires for most applications. It also manufactures and markets several lines of power transmission belts, hoses and other rubber products for the transportation industry and various industrial and chemical markets, and rubber-related chemicals for various applications. The Company is also an operator of commercial truck service and tire retreading centers. In addition, the Company operates more than 1,500 tire and auto service center outlets where it offers its products for retail sale and provides automotive repair and other services. The Company manufactures its products in 57 manufacturing facilities in 23 countries, including the United States, and it has marketing operations in many countries around the world. The Company employs approximately 69,000 associates worldwide.

The linked share’s SEC file number is 001-01927.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
September 30, 2004	$12.00	$9.09	$10.74
December 31, 2004	$15.01	$9.21	$14.66
March 31, 2005	$16.08	$13.11	$13.35
June 30, 2005	$15.45	$11.24	$14.90
September 30, 2005	$18.57	$14.65	$15.59
December 30, 2005	$18.18	$12.81	$17.38
March 31, 2006	$19.30	$12.78	$14.48
June 30, 2006	$15.42	$10.35	$11.10
September 29, 2006	$15.05	$9.76	$14.50
December 29, 2006	$21.35	$13.64	$20.99
March 30, 2007	$32.16	$21.40	$31.19
June 29, 2007	$36.59	$30.96	$34.76
September 28, 2007	$36.90	$23.83	$30.41
December 31, 2007	$31.36	$25.34	$28.22
March 31, 2008	$29.87	$22.36	$25.80
June 30, 2008	$30.10	$17.53	$17.83
September 30, 2008	$23.10	$14.16	$15.31
December 31, 2008	$15.11	$3.94	$5.97
March 31, 2009	$8.09	$3.17	$6.26
June 30, 2009	$14.26	$6.00	$11.26
September 30, 2009	$18.84	$9.98	$17.03
December 31, 2009	$18.23	$11.88	$14.10
March 31, 2010	$16.39	$12.06	$12.64
June 30, 2010	$15.27	$9.89	$9.94
August 5, 2010*	$12.65	$9.66	$11.45

*	High, low and closing prices are for the period starting July 1, 2010 and ending August 5, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: GT

Initial price: $11.45

Protection level: 75.00%

Protection price: $8.59

Physical delivery amount: 87($1,000/Initial price)

Fractional shares: 0.336245

Coupon: 11.60% per annum

Maturity: February 28, 2011

Dividend yield: 0.00% per annum

Coupon amount monthly: $9.67

FWP-23

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	5.80%		100.00%
+ 90%	5.80%		90.00%
+ 80%	5.80%		80.00%
+ 70%	5.80%		70.00%
+ 60%	5.80%		60.00%
+ 50%	5.80%		50.00%
+ 40%	5.80%		40.00%
+ 30%	5.80%		30.00%
+ 20%	5.80%		20.00%
+ 10%	5.80%		10.00%
+ 5%	5.80%		5.00%

0%	5.80%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	5.80%	0.80%	-5.00%
- 10%	5.80%	-4.20%	-10.00%
- 20%	5.80%	-14.20%	-20.00%
- 30%	N/A	-24.20%	-30.00%
- 40%	N/A	-34.20%	-40.00%
- 50%	N/A	-44.20%	-50.00%
- 60%	N/A	-54.20%	-60.00%
- 70%	N/A	-64.20%	-70.00%
- 80%	N/A	-74.20%	-80.00%
- 90%	N/A	-84.20%	-90.00%
- 100%	N/A	-94.20%	-100.00%

FWP-24

Interoil Corporation

According to publicly available information, InterOil Corporation (the “Company”) is a fully integrated energy company whose focus is on operations in Papua New Guinea and its surrounding region. The Company’s operations are organized into four major business segments—Upstream, Midstream, Downstream and Corporate. Upstream includes exploring and appraising potential oil and natural gas structures in Papua New Guinea with a view to commercializing significant discoveries. Current commercialization of the Elk and Antelope fields includes the development of a condensate stripping and recycling facility and development of gas production facilities for liquefied natural gas. Midstream includes producing refined petroleum products at Napa Napa in Port Moresby, Papua New Guinea for the domestic market and for spot export and developing an onshore and/or offshore LNG processing facility in Papua New Guinea. Downstream includes marketing and distributing refined products domestically in Papua New Guinea on a wholesale and retail basis. The Corporate segment provides support to the other business segments by engaging in business development and improvement activities and providing general and administrative services and management, undertakes financing and treasury activities, and is responsible for government and investor relations. General and administrative and integrated costs are recovered from business segments on an equitable basis.

The Company is a Yukon Territory corporation and its registered office is located at 204 Black Street, Suite 300, Whitehouse, Yukon YIA 2M9. As of December 31, 2008, the Company had 620 full-time employees.

The linked share’s SEC file number is 001-32179.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
September 30, 2004	N/A	N/A	N/A
December 31, 2004	N/A	N/A	N/A
March 31, 2005	N/A	N/A	N/A
June 30, 2005	N/A	N/A	N/A
September 30, 2005	N/A	N/A	N/A
December 30, 2005	N/A	N/A	N/A
March 31, 2006	N/A	N/A	N/A
June 30, 2006	N/A	N/A	N/A
September 29, 2006	N/A	N/A	N/A
December 29, 2006	N/A	N/A	N/A
March 30, 2007	N/A	N/A	N/A
June 29, 2007	N/A	N/A	N/A
September 28, 2007	N/A	N/A	N/A
December 31, 2007	N/A	N/A	N/A
March 31, 2008	N/A	N/A	N/A
June 30, 2008	N/A	N/A	N/A
September 30, 2008	N/A	N/A	N/A
December 31, 2008	N/A	N/A	N/A
March 31, 2009	$29.00	$28.00	$28.00
June 30, 2009	$38.10	$24.37	$29.51
September 30, 2009	$41.90	$25.00	$39.28
December 31, 2009	$78.43	$37.09	$76.81
March 31, 2010	$84.05	$57.18	$64.80
June 30, 2010	$81.00	$41.67	$44.41
August 5, 2010*	$70.09	$44.50	$65.13

*	High, low and closing prices are for the period starting July 1, 2010 and ending August 5, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: IOC

Initial price: $65.13

Protection level: 70.00%

Protection price: $45.59

Physical delivery amount: 15($1,000/Initial price)

Fractional shares: 0.353908

Coupon: 16.25% per annum

Maturity: February 28, 2011

Dividend yield: 0.00% per annum

Coupon amount monthly: $13.54

FWP-25

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	8.125%		100.00%
+ 90%	8.125%		90.00%
+ 80%	8.125%		80.00%
+ 70%	8.125%		70.00%
+ 60%	8.125%		60.00%
+ 50%	8.125%		50.00%
+ 40%	8.125%		40.00%
+ 30%	8.125%		30.00%
+ 20%	8.125%		20.00%
+ 10%	8.125%		10.00%
+ 5%	8.125%		5.00%

0%	8.125%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	8.125%	3.125%	-5.00%
- 10%	8.125%	-1.875%	-10.00%
- 20%	8.125%	-11.875%	-20.00%
- 30%	8.125%	-21.875%	-30.00%
- 40%	N/A	-31.875%	-40.00%
- 50%	N/A	-41.875%	-50.00%
- 60%	N/A	-51.875%	-60.00%
- 70%	N/A	-61.875%	-70.00%
- 80%	N/A	-71.875%	-80.00%
- 90%	N/A	-81.875%	-90.00%
- 100%	N/A	-91.875%	-100.00%

FWP-26

Joy Global Inc.

According to publicly available information, Joy Global Inc. (the “Company”) is a manufacturer and servicer of high productivity mining equipment for the extraction of coal and other minerals and ores. The Company’s equipment is used in major mining regions throughout the world to mine coal, copper, iron ore, oil sands, and other minerals. The Company’s underground mining machinery segment is a manufacturer of underground mining equipment for the extraction of coal and other bedded minerals and offers service locations near major mining regions worldwide. The Company’s surface mining equipment segment is a major producer of surface mining equipment for the extraction of ores and minerals and provides operational support for many types of equipment used in surface mining. The Company’s third operating segment, Continental Crushing & Conveying (“Crushing and Conveying”), was created following its February 2008 acquisition of N.E.S. Investment Co. and its wholly owned subsidiary, Continental Global Group, Inc. (“Continental”), which specializes in conveyor systems for bulk material handling in mining and industrial applications. Crushing and Conveying consists of these business lines and the crushers and feeder breakers associated with the Stamler business the Company acquired in 2006. Sales of original equipment for the mining industry, as a class of products, accounted for 45%, 42%, and 37% of the Company’s consolidated net sales for fiscal 2009, 2008, and 2007, respectively. Aftermarket sales, which includes revenues from maintenance and repair services, diagnostic analysis, fabrication, mining equipment and electric motor rebuilds, equipment erection services, training, and sales of replacement parts, account for the remainder of the Company’s consolidated sales for each of those years.

As of October 30, 2009, the Company employed 11,300 employees worldwide, with 5,300 employed in the United States.

The linked share’s SEC file number is 1-09299.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
September 30, 2004	$15.69	$11.97	$15.28
December 31, 2004	$19.86	$14.38	$19.30
March 31, 2005	$26.17	$17.18	$23.37
June 30, 2005	$25.80	$19.85	$22.39
September 30, 2005	$34.04	$22.03	$33.64
December 30, 2005	$41.94	$27.00	$40.00
March 31, 2006	$61.91	$41.57	$59.77
June 30, 2006	$72.23	$44.75	$52.09
September 29, 2006	$53.80	$31.32	$37.61
December 29, 2006	$50.77	$35.59	$48.34
March 30, 2007	$55.80	$40.36	$42.90
June 29, 2007	$61.99	$42.43	$58.33
September 28, 2007	$65.50	$42.10	$50.86
December 31, 2007	$67.57	$48.76	$65.82
March 31, 2008	$72.00	$47.97	$65.16
June 30, 2008	$89.98	$62.76	$75.83
September 30, 2008	$78.55	$35.82	$45.14
December 31, 2008	$44.70	$14.30	$22.89
March 31, 2009	$28.06	$15.38	$21.30
June 30, 2009	$42.25	$20.29	$35.72
September 30, 2009	$50.56	$30.21	$48.94
December 31, 2009	$59.27	$43.81	$51.59
March 31, 2010	$61.28	$42.47	$56.60
June 30, 2010	$65.93	$44.25	$50.09
August 5, 2010*	$61.35	$48.05	$60.70

*	High, low and closing prices are for the period starting July 1, 2010 and ending August 5, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: JOYG

Initial price: $60.70

Protection level: 75.00%

Protection price: $45.53

Physical delivery amount: 16($1,000/Initial price)

Fractional shares: 0.474465

Coupon: 10.50% per annum

Maturity: February 28, 2011

Dividend yield: 1.17% per annum

Coupon amount monthly: $8.75

FWP-27

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	5.25%		100.59%
+ 90%	5.25%		90.59%
+ 80%	5.25%		80.59%
+ 70%	5.25%		70.59%
+ 60%	5.25%		60.59%
+ 50%	5.25%		50.59%
+ 40%	5.25%		40.59%
+ 30%	5.25%		30.59%
+ 20%	5.25%		20.59%
+ 10%	5.25%		10.59%
+ 5%	5.25%		5.59%

0%	5.25%		0.59%

	Protection Price Ever Breached?
	NO	YES
- 5%	5.25%	0.25%	-4.42%
- 10%	5.25%	-4.75%	-9.42%
- 20%	5.25%	-14.75%	-19.42%
- 30%	N/A	-24.75%	-29.42%
- 40%	N/A	-34.75%	-39.42%
- 50%	N/A	-44.75%	-49.42%
- 60%	N/A	-54.75%	-59.42%
- 70%	N/A	-64.75%	-69.42%
- 80%	N/A	-74.75%	-79.42%
- 90%	N/A	-84.75%	-89.42%
- 100%	N/A	-94.75%	-99.42%

FWP-28

Lincoln National Corp.

According to publicly available information, Lincoln National Corp. (the “Company”) is a holding company that operates multiple insurance and retirement businesses through subsidiary companies. Through its business segments, the Company sells a range of wealth protection, accumulation and retirement income products and solutions. These products include fixed and indexed annuities, variable annuities, universal life insurance, variable universal life insurance, linked-benefit universal life, term life insurance, mutual funds and group life insurance. The Company was organized under the laws of the state of Indiana in 1968. It currently maintains its principal executive offices in Radnor, Pennsylvania. As of December 31, 2009, the Company had consolidated assets of $177.4 billion and consolidated stockholders’ equity of $11.7 billion.

The Company provides products and services in two operating businesses and report results through four segments as follows:

Business	Corresponding Segments
Retirement Solutions	Annuities
Defined Contribution

Insurance Solutions	Life Insurance
Group Protection

The Company also reports on Other Operations, which includes the financial data for operations that are not directly related to the business segments, unallocated corporate items and the ongoing amortization of deferred gain on the indemnity reinsurance portion of the sale of its former reinsurance segment to Swiss Re Life & Health America Inc. (“Swiss Re”) in the fourth quarter of 2001. Other Operations also includes the Company’s run-off institutional pension business, the results of certain disability income business due to the rescission of a reinsurance agreement with Swiss Re and the results of its remaining media businesses.

The linked share’s SEC file number is 01-06028.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
September 30, 2004	$47.50	$41.90	$47.00
December 31, 2004	$48.70	$40.79	$46.68
March 31, 2005	$49.42	$44.36	$45.14
June 30, 2005	$47.77	$41.59	$46.92
September 30, 2005	$52.42	$46.59	$52.02
December 30, 2005	$54.40	$46.94	$53.03
March 31, 2006	$57.96	$52.00	$54.59
June 30, 2006	$60.51	$54.30	$56.44
September 29, 2006	$63.47	$53.94	$62.08
December 29, 2006	$66.72	$61.74	$66.40
March 30, 2007	$71.18	$64.29	$67.79
June 29, 2007	$74.72	$66.90	$70.95
September 28, 2007	$72.27	$54.42	$65.97
December 31, 2007	$69.68	$55.86	$58.22
March 31, 2008	$58.11	$45.64	$52.00
June 30, 2008	$56.78	$45.18	$45.32
September 30, 2008	$59.20	$39.99	$42.81
December 31, 2008	$43.20	$4.76	$18.84
March 31, 2009	$25.57	$4.90	$6.69
June 30, 2009	$19.99	$5.53	$17.21
September 30, 2009	$27.82	$14.35	$25.91
December 31, 2009	$28.09	$21.99	$24.88
March 31, 2010	$30.74	$22.52	$30.70
June 30, 2010	$33.55	$23.87	$24.29
August 5, 2010*	$26.82	$21.96	$24.98

*	High, low and closing prices are for the period starting July 1, 2010 and ending August 5, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: LNC

Initial price: $24.98

Protection level: 75.00%

Protection price: $18.74

Physical delivery amount: 40($1,000/Initial price)

Fractional shares: 0.032026

Coupon: 10.00% per annum

Maturity: February 28, 2011

Dividend yield: 0.17% per annum

Coupon amount monthly: $8.33

FWP-29

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	5.00%		100.09%
+ 90%	5.00%		90.09%
+ 80%	5.00%		80.09%
+ 70%	5.00%		70.09%
+ 60%	5.00%		60.09%
+ 50%	5.00%		50.09%
+ 40%	5.00%		40.09%
+ 30%	5.00%		30.09%
+ 20%	5.00%		20.09%
+ 10%	5.00%		10.09%
+ 5%	5.00%		5.09%

0%	5.00%		0.09%

	Protection Price Ever Breached?
	NO	YES
- 5%	5.00%	0.00%	-4.92%
- 10%	5.00%	-5.00%	-9.92%
- 20%	5.00%	-15.00%	-19.92%
- 30%	N/A	-25.00%	-29.92%
- 40%	N/A	-35.00%	-39.92%
- 50%	N/A	-45.00%	-49.92%
- 60%	N/A	-55.00%	-59.92%
- 70%	N/A	-65.00%	-69.92%
- 80%	N/A	-75.00%	-79.92%
- 90%	N/A	-85.00%	-89.92%
- 100%	N/A	-95.00%	-99.92%

FWP-30

Las Vegas Sands Corp.

According to publicly available information, Las Vegas Sands Corp. (the “Company”) owns and operates The Venetian Resort Hotel Casino, The Palazzo Resort Hotel Casino, The Sands Expo and Convention Center and The Congress Center in Las Vegas, Nevada, and the Sands Macao and The Venetian Macao Resort Hotel in Macao, China. In addition, the Company is also developing Marina Bay Sands, an integrated resort in Singapore, and Sands Bethworks, an integrated resort in Bethlehem, Pennsylvania. The Company is exploring the possibility of developing and operating integrated resorts in additional Asian and U.S. jurisdictions, and in Europe.

The Company was incorporated as a Nevada corporation in August 2004. As of December 31, 2009, the Company directly employs approximately 27,000 employees worldwide.

The linked share’s SEC file number is 001-32373.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
September 30, 2004	N/A	N/A	N/A
December 31, 2004	$53.70	$41.75	$48.00
March 31, 2005	$51.40	$41.47	$45.00
June 30, 2005	$45.32	$33.13	$35.75
September 30, 2005	$40.73	$30.97	$32.91
December 30, 2005	$46.44	$29.08	$39.47
March 31, 2006	$58.02	$38.44	$56.66
June 30, 2006	$78.90	$54.68	$77.86
September 29, 2006	$77.86	$57.71	$68.35
December 29, 2006	$97.25	$66.06	$89.48
March 30, 2007	$109.45	$81.01	$86.61
June 29, 2007	$91.91	$71.24	$76.39
September 28, 2007	$142.75	$75.56	$133.42
December 31, 2007	$148.76	$102.50	$103.05
March 31, 2008	$105.35	$70.00	$73.64
June 30, 2008	$83.13	$45.30	$47.44
September 30, 2008	$59.00	$30.56	$36.11
December 31, 2008	$37.00	$2.89	$5.93
March 31, 2009	$9.15	$1.38	$3.01
June 30, 2009	$11.84	$3.08	$7.86
September 30, 2009	$20.73	$6.32	$16.84
December 31, 2009	$18.83	$12.95	$14.94
March 31, 2010	$22.49	$14.89	$21.15
June 30, 2010	$27.84	$18.09	$22.14
August 5, 2010*	$29.39	$20.73	$28.57

*	High, low and closing prices are for the period starting July 1, 2010 and ending August 5, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: LVS

Initial price: $28.57

Protection level: 75.00%

Protection price: $21.43

Physical delivery amount: 35($1,000/Initial price)

Fractional shares: 0.001750

Coupon: 15.50% per annum

Maturity: February 28, 2011

Dividend yield: 0.00% per annum

Coupon amount monthly: $12.92

FWP-31

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	7.75%		100.00%
+ 90%	7.75%		90.00%
+ 80%	7.75%		80.00%
+ 70%	7.75%		70.00%
+ 60%	7.75%		60.00%
+ 50%	7.75%		50.00%
+ 40%	7.75%		40.00%
+ 30%	7.75%		30.00%
+ 20%	7.75%		20.00%
+ 10%	7.75%		10.00%
+ 5%	7.75%		5.00%

0%	7.75%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	7.75%	2.75%	-5.00%
- 10%	7.75%	-2.25%	-10.00%
- 20%	7.75%	-12.25%	-20.00%
- 30%	N/A	-22.25%	-30.00%
- 40%	N/A	-32.25%	-40.00%
- 50%	N/A	-42.25%	-50.00%
- 60%	N/A	-52.25%	-60.00%
- 70%	N/A	-62.25%	-70.00%
- 80%	N/A	-72.25%	-80.00%
- 90%	N/A	-82.25%	-90.00%
- 100%	N/A	-92.25%	-100.00%

FWP-32

Massey Energy Company

Accordingly to publicly available information, Massey Energy Company (the “Company”) produces, processes and sells bituminous coal of various steam and metallurgical grades, primarily of a low sulfur content, through its 23 processing and shipping centers, many of which receive coal from multiple mines. At January 31, 2010, the Company operated 56 mines, including 42 underground mines (two of which employ both room and pillar and longwall mining) and 14 surface mines (with eleven highwall miners in operation) in West Virginia, Kentucky and Virginia. The number of mines that the Company operates may vary from time to time depending on a number of factors, including the existing demand for and price of coal, exhaustion of economically recoverable reserves and availability of experienced labor.

Customers for the Company’s steam coal product include primarily electric power utility companies who use the Company’s coal as fuel for their steam-powered generators. Customers for the Company’s metallurgical coal include primarily steel producers who use the coal to produce coke, which is in turn used as a raw material in the steel manufacturing process

The linked share’s SEC file number is 1-7775.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
September 30, 2004	$29.66	$24.59	$28.93
December 31, 2004	$36.94	$26.06	$34.95
March 31, 2005	$46.60	$31.80	$40.04
June 30, 2005	$42.15	$34.86	$37.72
September 30, 2005	$57.00	$37.76	$51.07
December 30, 2005	$52.57	$36.65	$37.87
March 31, 2006	$41.51	$33.10	$36.07
June 30, 2006	$44.34	$32.15	$36.00
September 29, 2006	$37.05	$18.77	$20.94
December 29, 2006	$27.98	$19.31	$23.23
March 30, 2007	$26.35	$21.57	$23.99
June 29, 2007	$30.73	$24.00	$26.65
September 28, 2007	$26.80	$16.02	$21.82
December 31, 2007	$37.98	$21.50	$35.75
March 31, 2008	$44.00	$26.69	$36.50
June 30, 2008	$95.70	$35.33	$93.75
September 30, 2008	$93.98	$31.17	$35.67
December 31, 2008	$35.00	$10.06	$13.79
March 31, 2009	$18.69	$9.62	$10.12
June 30, 2009	$26.46	$9.80	$19.54
September 30, 2009	$33.51	$15.85	$27.89
December 31, 2009	$44.25	$25.52	$42.01
March 31, 2010	$54.66	$37.41	$52.29
June 30, 2010	$54.80	$27.19	$27.35
August 5, 2010*	$33.00	$25.87	$32.45

*	High, low and closing prices are for the period starting July 1, 2010 and ending August 5, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: MEE

Initial price: $32.45

Protection level: 75.00%

Protection price: $24.34

Physical delivery amount: 30($1,000/Initial price)

Fractional shares: 0.816641

Coupon: 13.00% per annum

Maturity: February 28, 2011

Dividend yield: 0.71% per annum

Coupon amount monthly: $10.83

FWP-33

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	6.50%		100.36%
+ 90%	6.50%		90.36%
+ 80%	6.50%		80.36%
+ 70%	6.50%		70.36%
+ 60%	6.50%		60.36%
+ 50%	6.50%		50.36%
+ 40%	6.50%		40.36%
+ 30%	6.50%		30.36%
+ 20%	6.50%		20.36%
+ 10%	6.50%		10.36%
+ 5%	6.50%		5.36%

0%	6.50%		0.36%

	Protection Price Ever Breached?
	NO	YES
- 5%	6.50%	1.50%	-4.65%
- 10%	6.50%	-3.50%	-9.65%
- 20%	6.50%	-13.50%	-19.65%
- 30%	N/A	-23.50%	-29.65%
- 40%	N/A	-33.50%	-39.65%
- 50%	N/A	-43.50%	-49.65%
- 60%	N/A	-53.50%	-59.65%
- 70%	N/A	-63.50%	-69.65%
- 80%	N/A	-73.50%	-79.65%
- 90%	N/A	-83.50%	-89.65%
- 100%	N/A	-93.50%	-99.65%

FWP-34

Patriot Coal Corporation

According to publicly available information, Patriot Coal Corporation (the “Company”) is a producer of thermal coal in the eastern United States, with operations and coal reserves in Appalachia and the Illinois Basin. The Company is also a producer of metallurgical quality coal. In 2009, the Company sold 32.8 million tons of coal, of which 83% was sold to domestic electric utilities and 17% was sold to domestic and global steel producers. The Company controls approximately 1.8 billion tons of proven and probable coal reserves, which include metallurgical coal and medium and high-Btu thermal coal, with low, medium and high sulphur content.

The linked share’s SEC file number is 001-33466.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
September 30, 2004	N/A	N/A	N/A
December 31, 2004	N/A	N/A	N/A
March 31, 2005	N/A	N/A	N/A
June 30, 2005	N/A	N/A	N/A
September 30, 2005	N/A	N/A	N/A
December 30, 2005	N/A	N/A	N/A
March 31, 2006	N/A	N/A	N/A
June 30, 2006	N/A	N/A	N/A
September 29, 2006	N/A	N/A	N/A
December 29, 2006	N/A	N/A	N/A
March 30, 2007	N/A	N/A	N/A
June 29, 2007	N/A	N/A	N/A
September 28, 2007	N/A	N/A	N/A
December 31, 2007	$21.50	$13.58	$20.87
March 31, 2008	$28.89	$16.14	$23.49
June 30, 2008	$82.02	$23.13	$76.65
September 30, 2008	$77.65	$24.09	$29.05
December 31, 2008	$28.45	$5.24	$6.25
March 31, 2009	$9.00	$2.76	$3.71
June 30, 2009	$10.90	$3.51	$6.38
September 30, 2009	$14.12	$4.97	$11.76
December 31, 2009	$17.24	$10.21	$15.46
March 31, 2010	$22.25	$13.88	$20.46
June 30, 2010	$24.25	$11.68	$11.75
August 5, 2010*	$14.02	$10.90	$12.51

*	High, low and closing prices are for the period starting July 1, 2010 and ending August 5, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: PCX

Initial price: $12.51

Protection level: 65.00%

Protection price: $8.13

Physical delivery amount: 79($1,000/Initial price)

Fractional shares: 0.936051

Coupon: 15.00% per annum

Maturity: February 28, 2011

Dividend yield: 0.00% per annum

Coupon amount monthly: $12.50

FWP-35

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	7.50%		100.00%
+ 90%	7.50%		90.00%
+ 80%	7.50%		80.00%
+ 70%	7.50%		70.00%
+ 60%	7.50%		60.00%
+ 50%	7.50%		50.00%
+ 40%	7.50%		40.00%
+ 30%	7.50%		30.00%
+ 20%	7.50%		20.00%
+ 10%	7.50%		10.00%
+ 5%	7.50%		5.00%

0%	7.50%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	7.50%	2.50%	-5.00%
- 10%	7.50%	-2.50%	-10.00%
- 20%	7.50%	-12.50%	-20.00%
- 30%	7.50%	-22.50%	-30.00%
- 40%	N/A	-32.50%	-40.00%
- 50%	N/A	-42.50%	-50.00%
- 60%	N/A	-52.50%	-60.00%
- 70%	N/A	-62.50%	-70.00%
- 80%	N/A	-72.50%	-80.00%
- 90%	N/A	-82.50%	-90.00%
- 100%	N/A	-92.50%	-100.00%

FWP-36

Terex Corporation

According to publicly available information, Terex Corporation (the “Company”) is a diversified global manufacturer of capital equipment focused on delivering reliable, customer relevant solutions for the construction, infrastructure, quarrying, surface mining, shipping, transportation, power and energy industries. As of December 31, 2009, the Company operates in five reportable segments: (i) Terex Aerial Work Platforms, (ii) Terex Construction, (iii) Terex Cranes, (iv) Terex Materials Processing & Mining and (v) Terex Roadbuilding, Utility Products and Other. The Company’s products are manufactured at plants in North America, Europe, Australia, Asia and South America, and are sold worldwide with an increased emphasis on developing markets such as China, India, the Middle East and Latin America.

The linked share’s SEC file number is 001-10702.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
September 30, 2004	$21.95	$15.98	$21.70
December 31, 2004	$24.12	$16.35	$23.83
March 31, 2005	$24.51	$18.82	$21.65
June 30, 2005	$22.00	$17.92	$19.70
September 30, 2005	$26.10	$19.57	$24.72
December 30, 2005	$31.22	$24.55	$29.70
March 31, 2006	$40.83	$29.58	$39.62
June 30, 2006	$51.57	$37.55	$49.35
September 29, 2006	$50.89	$37.69	$45.22
December 29, 2006	$66.52	$45.11	$64.58
March 30, 2007	$73.25	$54.75	$71.76
June 29, 2007	$86.99	$70.60	$81.30
September 28, 2007	$96.93	$66.24	$89.02
December 31, 2007	$90.75	$56.20	$65.57
March 31, 2008	$72.09	$46.50	$62.50
June 30, 2008	$76.21	$50.50	$51.37
September 30, 2008	$53.08	$28.22	$30.52
December 31, 2008	$30.10	$8.97	$17.32
March 31, 2009	$21.11	$7.34	$9.25
June 30, 2009	$17.92	$8.90	$12.07
September 30, 2009	$21.27	$10.25	$20.73
December 31, 2009	$25.50	$18.08	$19.81
March 31, 2010	$23.89	$17.33	$22.71
June 30, 2010	$28.70	$18.57	$18.74
August 5, 2010*	$21.62	$16.80	$21.23

*	High, low and closing prices are for the period starting July 1, 2010 and ending August 5, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: TEX

Initial price: $21.23

Protection level: 75.00%

Protection price: $15.92

Physical delivery amount: 47($1,000/Initial price)

Fractional shares: 0.103156

Coupon: 12.10% per annum

Maturity: February 28, 2011

Dividend yield: 0.00% per annum

Coupon amount monthly: $10.08

FWP-37

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	6.05%		100.00%
+ 90%	6.05%		90.00%
+ 80%	6.05%		80.00%
+ 70%	6.05%		70.00%
+ 60%	6.05%		60.00%
+ 50%	6.05%		50.00%
+ 40%	6.05%		40.00%
+ 30%	6.05%		30.00%
+ 20%	6.05%		20.00%
+ 10%	6.05%		10.00%
+ 5%	6.05%		5.00%

0%	6.05%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	6.05%	1.05%	-5.00%
- 10%	6.05%	-3.95%	-10.00%
- 20%	6.05%	-13.95%	-20.00%
- 30%	N/A	-23.95%	-30.00%
- 40%	N/A	-33.95%	-40.00%
- 50%	N/A	-43.95%	-50.00%
- 60%	N/A	-53.95%	-60.00%
- 70%	N/A	-63.95%	-70.00%
- 80%	N/A	-73.95%	-80.00%
- 90%	N/A	-83.95%	-90.00%
- 100%	N/A	-93.95%	-100.00%

FWP-38

Titanium Metals Corporation

According to publicly available information, Titanium Metals Corporation (the “Company”) was originally formed in 1950 and was incorporated in Delaware in 1955. The Company is one a producer of titanium melted and mill products. The Company has major titanium production facilities in both the United States and Europe, the world’s principal markets for titanium consumption. The Company is also a producer of titanium sponge, a key raw material, in the United States. The Company’s products include titanium sponge, melted products, mill products and industrial fabrications.

The linked share’s SEC file number is 01-14368.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
September 30, 2004	$3.11	$2.30	$2.93
December 31, 2004	$3.33	$2.38	$3.02
March 31, 2005	$5.06	$2.93	$4.50
June 30, 2005	$7.19	$3.88	$7.10
September 30, 2005	$10.60	$6.17	$9.89
December 30, 2005	$19.86	$8.79	$15.82
March 31, 2006	$25.88	$15.96	$24.28
June 30, 2006	$47.59	$24.50	$34.38
September 29, 2006	$34.88	$22.77	$25.28
December 29, 2006	$33.92	$23.20	$29.51
March 30, 2007	$38.85	$27.74	$35.88
June 29, 2007	$39.80	$30.31	$31.90
September 28, 2007	$35.32	$25.75	$33.56
December 31, 2007	$36.50	$25.27	$26.45
March 31, 2008	$26.78	$13.29	$15.05
June 30, 2008	$19.65	$13.33	$13.99
September 30, 2008	$14.90	$9.80	$11.34
December 31, 2008	$11.29	$5.31	$8.81
March 31, 2009	$9.78	$4.04	$5.47
June 30, 2009	$11.52	$5.25	$9.19
September 30, 2009	$10.63	$7.34	$9.59
December 31, 2009	$13.18	$8.39	$12.52
March 31, 2010	$17.25	$10.55	$16.59
June 30, 2010	$21.29	$13.80	$17.59
August 5, 2010*	$22.93	$16.87	$20.44

*	High, low and closing prices are for the period starting July 1, 2010 and ending August 5, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: TIE

Initial price: $20.44

Protection level: 75.00%

Protection price: $15.33

Physical delivery amount: 48($1,000/Initial price)

Fractional shares: 0.923679

Coupon: 11.10% per annum

Maturity: February 28, 2011

Dividend yield: 0.00% per annum

Coupon amount monthly: $9.25

FWP-39

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	5.55%		100.00%
+ 90%	5.55%		90.00%
+ 80%	5.55%		80.00%
+ 70%	5.55%		70.00%
+ 60%	5.55%		60.00%
+ 50%	5.55%		50.00%
+ 40%	5.55%		40.00%
+ 30%	5.55%		30.00%
+ 20%	5.55%		20.00%
+ 10%	5.55%		10.00%
+ 5%	5.55%		5.00%

0%	5.55%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	5.55%	0.55%	-5.00%
- 10%	5.55%	-4.45%	-10.00%
- 20%	5.55%	-14.45%	-20.00%
- 30%	N/A	-24.45%	-30.00%
- 40%	N/A	-34.45%	-40.00%
- 50%	N/A	-44.45%	-50.00%
- 60%	N/A	-54.45%	-60.00%
- 70%	N/A	-64.45%	-70.00%
- 80%	N/A	-74.45%	-80.00%
- 90%	N/A	-84.45%	-90.00%
- 100%	N/A	-94.45%	-100.00%

FWP-40

TRW Automotive Holdings Corp.

According to publicly available information, TRW Automotive Holdings Corp. (the “Company”) is a diversified supplier of automotive systems, modules, and components to global automotive original equipment manufacturers and related aftermarkets. Of the Company’s 2009 sales, approximately 58% were in Europe, 25% were in North America, 12 % were in Asia, and 5% were in the rest of the world.

The linked share’s SEC file number is: 001-31970.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
September 30, 2004	$21.35	$18.50	$18.85
December 31, 2004	$21.57	$16.65	$20.70
March 31, 2005	$21.70	$18.85	$19.43
June 30, 2005	$24.61	$17.64	$24.51
September 30, 2005	$29.90	$24.14	$29.34
December 30, 2005	$29.46	$23.52	$26.35
March 31, 2006	$29.15	$22.91	$23.30
June 30, 2006	$28.60	$22.00	$27.28
September 29, 2006	$28.22	$22.74	$24.07
December 29, 2006	$26.89	$22.90	$25.87
March 30, 2007	$35.37	$25.64	$34.82
June 29, 2007	$42.30	$34.68	$36.83
September 28, 2007	$38.95	$26.67	$31.68
December 31, 2007	$33.52	$20.66	$20.90
March 31, 2008	$25.48	$18.35	$23.37
June 30, 2008	$29.56	$18.39	$18.47
September 30, 2008	$21.85	$15.17	$15.91
December 31, 2008	$15.69	$2.06	$3.60
March 31, 2009	$4.79	$1.38	$3.22
June 30, 2009	$12.19	$3.00	$11.30
September 30, 2009	$20.93	$10.91	$16.75
December 31, 2009	$25.52	$14.71	$23.88
March 31, 2010	$30.04	$21.30	$28.58
June 30, 2010	$35.34	$24.62	$27.57
August 5, 2010*	$37.53	$26.20	$37.19

*	High, low and closing prices are for the period starting July 1, 2010 and ending August 5, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: TRW

Initial price: $37.19

Protection level: 75.00%

Protection price: $27.89

Physical delivery amount: 26($1,000/Initial price)

Fractional shares: 0.888949

Coupon: 11.00% per annum

Maturity: February 28, 2011

Dividend yield: 0.00% per annum

Coupon amount monthly: $9.17

FWP-41

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	5.50%		100.00%
+ 90%	5.50%		90.00%
+ 80%	5.50%		80.00%
+ 70%	5.50%		70.00%
+ 60%	5.50%		60.00%
+ 50%	5.50%		50.00%
+ 40%	5.50%		40.00%
+ 30%	5.50%		30.00%
+ 20%	5.50%		20.00%
+ 10%	5.50%		10.00%
+ 5%	5.50%		5.00%

0%	5.50%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	5.50%	0.50%	-5.00%
- 10%	5.50%	-4.50%	-10.00%
- 20%	5.50%	-14.50%	-20.00%
- 30%	N/A	-24.50%	-30.00%
- 40%	N/A	-34.50%	-40.00%
- 50%	N/A	-44.50%	-50.00%
- 60%	N/A	-54.50%	-60.00%
- 70%	N/A	-64.50%	-70.00%
- 80%	N/A	-74.50%	-80.00%
- 90%	N/A	-84.50%	-90.00%
- 100%	N/A	-94.50%	-100.00%

FWP-42

Wynn Resorts, Limited

According to publicly available information, Wynn Resorts, Limited (the “Company”) was formed in June 2002 and is a developer, owner and operator of destination casino resorts. The Company owns and operates two destination casino resorts – Wynn Las Vegas in Las Vegas, Nevada and Wynn Macau, located in the Macau Special Administrative Region of the People’s Republic of China.

As of December 31, 2009, the Company had a total of approximately 18,900 employees (including approximately 6,400 in Macau).

The linked share’s SEC file number is 000-50028.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
September 30, 2004	$52.97	$34.21	$51.69
December 31, 2004	$72.99	$50.51	$66.92
March 31, 2005	$76.45	$60.43	$67.74
June 30, 2005	$68.00	$42.35	$47.27
September 30, 2005	$58.20	$43.27	$45.15
December 30, 2005	$61.50	$42.08	$54.85
March 31, 2006	$78.75	$52.44	$76.85
June 30, 2006	$80.19	$64.87	$73.30
September 29, 2006	$78.85	$60.82	$68.01
December 29, 2006	$98.45	$66.52	$93.85
March 30, 2007	$114.60	$89.06	$94.86
June 29, 2007	$107.97	$85.53	$89.69
September 28, 2007	$168.79	$88.42	$157.56
December 31, 2007	$176.14	$110.50	$112.13
March 31, 2008	$124.77	$90.92	$100.64
June 30, 2008	$116.54	$77.67	$81.35
September 30, 2008	$119.73	$69.27	$81.64
December 31, 2008	$83.69	$28.21	$42.26
March 31, 2009	$55.39	$14.50	$19.97
June 30, 2009	$50.76	$19.52	$35.30
September 30, 2009	$74.89	$29.05	$70.89
December 31, 2009	$71.50	$51.74	$58.23
March 31, 2010	$77.95	$59.70	$75.83
June 30, 2010	$93.99	$71.00	$76.27
August 5, 2010*	$92.38	$73.12	$90.31

*	High, low and closing prices are for the period starting July 1, 2010 and ending August 5, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: WYNN

Initial price: $90.31

Protection level: 75.00%

Protection price: $67.73

Physical delivery amount: 11($1,000/Initial price)

Fractional shares: 0.072971

Coupon: 10.50% per annum

Maturity: February 28, 2011

Dividend yield: 4.72% per annum

Coupon amount monthly: $8.75

FWP-43

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	5.250%		102.36%
+ 90%	5.250%		92.36%
+ 80%	5.250%		82.36%
+ 70%	5.250%		72.36%
+ 60%	5.250%		62.36%
+ 50%	5.250%		52.36%
+ 40%	5.250%		42.36%
+ 30%	5.250%		32.36%
+ 20%	5.250%		22.36%
+ 10%	5.250%		12.36%
+ 5%	5.250%		7.36%

0%	5.250%		2.36%

	Protection Price Ever Breached?
	NO	YES
- 5%	5.250%	0.25%	-2.64%
- 10%	5.250%	-4.75%	-7.64%
- 20%	5.250%	-14.75%	-17.64%
- 30%	N/A	-24.75%	-27.64%
- 40%	N/A	-34.75%	-37.64%
- 50%	N/A	-44.75%	-47.64%
- 60%	N/A	-54.75%	-57.64%
- 70%	N/A	-64.75%	-67.64%
- 80%	N/A	-74.75%	-77.64%
- 90%	N/A	-84.75%	-87.64%
- 100%	N/A	-94.75%	-97.64%

FWP-44

United States Steel Corporation

According to publicly available information, United States Steel Corporation (the “Company”) is an integrated steel producer with major production operations in North America and Central Europe. An integrated producer uses iron ore and coke as primary raw materials for steel production. As of December 31, 2009, the Company had annual raw steel production capability of 31.7 million net tons. The Company is also engaged in several other business activities, most of which are related to steel manufacturing. These include the production of coke in both North America and Central Europe, the production of iron ore pellets from taconite, transportation services (railroad and barge operations), real estate operations, and engineering and consulting services in North America.

The linked share’s SEC file number is 1-16811.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
September 30, 2004	$39.98	$32.95	$37.62
December 31, 2004	$54.06	$32.15	$51.25
March 31, 2005	$63.90	$45.20	$50.85
June 30, 2005	$52.12	$34.05	$34.37
September 30, 2005	$45.95	$34.09	$42.35
December 30, 2005	$51.45	$33.59	$48.07
March 31, 2006	$64.47	$48.05	$60.68
June 30, 2006	$77.52	$56.15	$70.12
September 29, 2006	$70.66	$53.63	$57.68
December 29, 2006	$79.01	$54.18	$73.14
March 30, 2007	$101.60	$68.83	$99.17
June 29, 2007	$127.26	$99.07	$108.75
September 28, 2007	$116.37	$74.47	$105.94
December 31, 2007	$121.11	$85.05	$120.91
March 31, 2008	$128.30	$91.11	$126.87
June 30, 2008	$196.00	$122.00	$184.78
September 30, 2008	$180.57	$68.63	$77.61
December 31, 2008	$77.92	$20.73	$37.20
March 31, 2009	$41.30	$16.66	$21.13
June 30, 2009	$43.15	$20.18	$35.74
September 30, 2009	$51.65	$29.36	$44.37
December 31, 2009	$58.19	$33.25	$55.12
March 31, 2010	$66.45	$42.33	$63.52
June 30, 2010	$70.95	$38.39	$38.55
August 5, 2010*	$49.69	$36.94	$47.67

*	High, low and closing prices are for the period starting July 1, 2010 and ending August 5, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: X

Initial price: $47.67

Protection level: 75.00%

Protection price: $35.75

Physical delivery amount: 20($1,000/Initial price)

Fractional shares: 0.977554

Coupon: 10.50% per annum

Maturity: February 28, 2011

Dividend yield: 0.42% per annum

Coupon amount monthly: $8.75

FWP-45

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	5.25%		100.21%
+ 90%	5.25%		90.21%
+ 80%	5.25%		80.21%
+ 70%	5.25%		70.21%
+ 60%	5.25%		60.21%
+ 50%	5.25%		50.21%
+ 40%	5.25%		40.21%
+ 30%	5.25%		30.21%
+ 20%	5.25%		20.21%
+ 10%	5.25%		10.21%
+ 5%	5.25%		5.21%

0%	5.25%		0.21%

	Protection Price Ever Breached?
	NO	YES
- 5%	5.25%	0.25%	-4.79%
- 10%	5.25%	-4.75%	-9.79%
- 20%	5.25%	-14.75%	-19.79%
- 30%	N/A	-24.75%	-29.79%
- 40%	N/A	-34.75%	-39.79%
- 50%	N/A	-44.75%	-49.79%
- 60%	N/A	-54.75%	-59.79%
- 70%	N/A	-64.75%	-69.79%
- 80%	N/A	-74.75%	-79.79%
- 90%	N/A	-84.75%	-89.79%
- 100%	N/A	-94.75%	-99.79%

FWP-46

Zions Bancorporation

According to publicly available information, Zions Bancorporation (the “Company”) is a financial holding company which owns and operates eight commercial banks with a total of 491 domestic branches as of December 31, 2009. The Company provides a full range of banking and related services through its banking and other subsidiaries, primarily in Utah, California, Texas, Arizona, Nevada, Colorado, Idaho, Washington, and Oregon.

The Company focuses on providing community banking services by utilizing its core business lines of 1) small, medium-sized business and corporate banking; 2) commercial and residential development, construction and term lending; 3) retail banking; 4) treasury cash management and related products and services; 5) residential mortgage; 6) trust and wealth management; and 7) investment activities. It operates eight different banks in ten Western and Southwestern states with each bank operating under a different name and each having its own board of directors, chief executive officer, and management team. The banks provide a wide variety of commercial and retail banking and mortgage lending products and services. They also provide a wide range of personal banking services to individuals, including home mortgages, bankcard, other installment loans, home equity lines of credit, checking accounts, savings accounts, time certificates of various types and maturities, trust services, safe deposit facilities, direct deposit, and 24-hour ATM access. In addition, certain banking subsidiaries provide services to key market segments through their Women’s Financial, Private Client Services, and Executive Banking Groups. The Company also offers wealth management services through a subsidiary, Contango Capital Advisors, Inc., and online brokerage services through Zions Direct.

In addition to these core businesses, the Company has built specialized lines of business in capital markets, public finance, and certain financial technologies, and also engages in Small Business Administration (“SBA”) lending. Through its eight banking subsidiaries, the Company provides SBA 7(a) loans to small businesses throughout the United States and is also a provider of SBA 504 financing. The Company owns an equity interest in the Federal Agricultural Mortgage Corporation (“Farmer Mac”) and is an originators of secondary market agricultural real estate mortgage loans through Farmer Mac. The Company provides municipal finance advisory and underwriting services. The Company also controls four venture capital funds that provide early-stage capital primarily for start-up companies located in the Western United States. Finally, the Company engages in the business of providing check imaging and clearing software through its subsidiary, NetDeposit.

The linked share’s SEC file number is 001-12307.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
September 30, 2004	$64.38	$58.41	$61.04
December 31, 2004	$69.29	$59.54	$68.03
March 31, 2005	$70.45	$63.33	$69.02
June 30, 2005	$75.17	$66.25	$73.53
September 30, 2005	$74.00	$68.46	$71.21
December 30, 2005	$77.67	$66.68	$75.56
March 31, 2006	$85.25	$75.13	$82.73
June 30, 2006	$84.18	$76.28	$77.94
September 29, 2006	$84.09	$75.25	$79.81
December 29, 2006	$83.15	$77.37	$82.44
March 30, 2007	$88.56	$81.18	$84.52
June 29, 2007	$86.00	$76.60	$76.91
September 28, 2007	$81.43	$67.51	$68.67
December 31, 2007	$73.00	$45.71	$46.69
March 31, 2008	$57.05	$39.31	$45.55
June 30, 2008	$51.10	$29.47	$31.49
September 30, 2008	$107.59	$17.54	$38.70
December 31, 2008	$47.94	$21.07	$24.51
March 31, 2009	$25.52	$5.90	$9.83
June 30, 2009	$20.96	$8.88	$11.56
September 30, 2009	$20.36	$10.25	$17.97
December 31, 2009	$19.03	$12.50	$12.83
March 31, 2010	$23.85	$12.88	$21.82
June 30, 2010	$30.20	$21.23	$21.57
August 5, 2010*	$24.38	$19.29	$22.11

*	High, low and closing prices are for the period starting July 1, 2010 and ending August 5, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: ZION

Initial price: $22.11

Protection level: 75.00%

Protection price: $16.58

Physical delivery amount: 45($1,000/Initial price)

Fractional shares: 0.228403

Coupon: 11.00% per annum

Maturity: February 28, 2011

Dividend yield: 0.24% per annum

Coupon amount monthly: $9.17

FWP-47

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	5.50%		100.12%
+ 90%	5.50%		90.12%
+ 80%	5.50%		80.12%
+ 70%	5.50%		70.12%
+ 60%	5.50%		60.12%
+ 50%	5.50%		50.12%
+ 40%	5.50%		40.12%
+ 30%	5.50%		30.12%
+ 20%	5.50%		20.12%
+ 10%	5.50%		10.12%
+ 5%	5.50%		5.12%

0%	5.50%		0.12%

	Protection Price Ever Breached?
	NO	YES
- 5%	5.50%	0.50%	-4.88%
- 10%	5.50%	-4.50%	-9.88%
- 20%	5.50%	-14.50%	-19.88%
- 30%	N/A	-24.50%	-29.88%
- 40%	N/A	-34.50%	-39.88%
- 50%	N/A	-44.50%	-49.88%
- 60%	N/A	-54.50%	-59.88%
- 70%	N/A	-64.50%	-69.88%
- 80%	N/A	-74.50%	-79.88%
- 90%	N/A	-84.50%	-89.88%
- 100%	N/A	-94.50%	-99.88%

FWP-48